    As Filed with the Securities and Exchange Commission on February 1, 1995
                                                   Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933

                                -----------------
                           MERCANTILE BANCORPORATION INC.
                (Exact name of registrant as specified in charter)

           MISSOURI                                        43-0951744
 (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification Number)

        ONE MERCANTILE CENTER
         ST. LOUIS, MISSOURI                                  63101
(Address of Principal Executive Offices)                   (Zip Code)

            MERCANTILE BANCORPORATION INC. 1994 STOCK INCENTIVE PLAN MERCANTILE BANCORPORATION INC. 1994 STOCK INCENTIVE PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                          (Full titles of the plans)

                                -----------------

                               RALPH W. BABB, JR.
                                 VICE CHAIRMAN
                         MERCANTILE BANCORPORATION INC.
                                 P.O. BOX 524
                         ST. LOUIS, MISSOURI  63166-0524
                     (Name and address of agent for service)

                                 (314) 425-2525
       (Telephone number, including area code, of agent for service)


                                -----------------
                                   Copies to:
  ANDREW J. KLINGHAMMER, ESQ.                       MICHAEL J. MARSHALL, ESQ.
      Thompson & Mitchell                        Mercantile Bancorporation Inc.
     One Mercantile Center                                P.O. Box 524
  St. Louis,  Missouri  63101                    St. Louis, Missouri 63166-0524
        (314) 231-7676                                   (314) 425-8186


                                -----------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                        Amount to be        Proposed Maximum              Proposed Maximum             Amount of
Title of Securities to be Registered    Registered<F2> Offering Price Per Share<F3>  Aggregate Offering Price<F3>  Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par value<F1>     2,475,000 shares          $33.8125                  $83,685,937.50               $28,857.22
===================================================================================================================================

<F1> Includes one attached Preferred Share Purchase Right per share.
<F2> Total includes 2,250,000 shares reserved for issuance under the 1994
     Stock Incentive Plan and 225,000 shares reserved for issuance under the 1994 Stock Incentive Plan for Non-Employee Directors.
<F3> Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $33.8125 per share, being the average of the high and low prices per share as reported on the New York Stock Exchange Composite Tape on January 26, 1995.

                  MERCANTILE BANCORPORATION INC.
                     1994 STOCK INCENTIVE PLAN

                                AND

                  MERCANTILE BANCORPORATION INC.
       1994 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents filed by Mercantile Bancorporation
Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

    (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994.

   (iii) The Company's Current Reports on Form 8-K dated February 11, 1994, June 17, 1994, October 3, 1994 and December 21,
          1994.

    (iv) The description of the Common Stock set forth in Item 1 of the Company's Registration Statement on Form 8-A dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

     (v) The description of the Preferred Shares Purchase Rights set forth in Item 1 of the Company's Registration Statement on Form 8-A dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

     Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to either the 1994 Stock Incentive Plan or the 1994 Stock Incentive Plan for Non-Employee Directors is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Article 12 of the Company's Restated Articles of Incorporation requires the Company to indemnify, to the full extent authorized by applicable law, any person who is or was a director or officer of the Company, for any expenses or amounts paid in judgment or settlement of a claim in any civil, criminal, administrative, investigative, or other action or proceeding, including derivative actions, by reason of the fact that he is or was a director or officer of the Company, unless (i) the conduct which is the subject of the action is finally adjudged to be willful misconduct, or
(ii) the action is an accounting for profits pursuant to Section 16(b) of the 1934 Act.

     Article 12 permits the Company to indemnify any person who is or was an employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any expenses or amounts paid in judgment or settlement of a claim in any civil, criminal, administrative, investigative, or other action or proceeding, including derivative actions by reason of the fact that he is or was serving in such capacity, unless (i) the conduct which is the subject of the action is finally adjudged to be willful misconduct, or (ii) the action is an accounting for profits pursuant to Section 16(b) of the 1934 Act.

     The Company may make advances of expenses incurred prior to the final disposition of such an action to any person to whom indemnification is or may be available under Article 12, provided that before doing so the Company receives a written undertaking by or on behalf of such person to repay any amounts advanced in the event that it is ultimately determined that he is not entitled to such indemnification. The Company is authorized to purchase and maintain insurance on behalf of itself or any person to whom indemnification is or may be available.

     Any person whom the Company is required to indemnify under
Article 12 is entitled to rely upon such indemnification as a contract with the Company, and such person's executors, administrators, and estate shall be entitled to enforce such indemnification against the Company, provided, however, that indemnification granted to employees or agents, but not directors or officers, may be modified at any time in the discretion of the Board of Directors.

     Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $30,000,000, the Company's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Company, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company.

Item 8.  Exhibits.
         --------

     The following exhibits are filed herewith or incorporated herein by reference:


      4.1 Restated Articles of Incorporation of the Company, as amended and currently in effect, filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference.

      4.2 By-Laws of the Company, as amended and currently in effect, filed as Exhibit 3.2 to the Company's
           Registration Statement on Form S-4 (Reg. No. 33-57489) and incorporated herein by reference.

      4.3  1994 Stock Incentive Plan filed as Annex B to the
           Company's definitive Proxy Statement for the 1994 Annual Meeting of Shareholders and incorporated herein by reference.

      4.4 1994 Stock Incentive Plan for Non-Employee Directors filed as Annex E to the Company's definitive Proxy
           Statement for the 1994 Annual Meeting of Shareholders and incorporated herein by reference.

      4.5 Rights Agreement, dated as of May 23, 1988, between the Company and Mercantile Bank of St. Louis National Association, as Rights Agent, filed as Exhibits 1 and 2 of the Company's Registration Statement on Form 8-A filed on May 24, 1988, and incorporated herein by reference.

      5.1  Opinion of Thompson & Mitchell.

     23.1  Consent of Thompson & Mitchell (included in Exhibit 5.1).

     23.2  Consent of KPMG Peat Marwick LLP.

     24    Power of Attorney (included on Signature Page hereto).


Item 9.  Undertakings.
         ------------

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
                       Section 10(a)(3) of the Securities Act of
                       1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and
           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-4, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          *      *      *

                            SIGNATURES

     The Registrant.  Pursuant to the requirements of the
     --------------
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 31, 1995.

                               MERCANTILE BANCORPORATION INC.


                               By /s/ Thomas H. Jacobsen
                                 ----------------------------------------------
                                 Thomas H. Jacobsen
                                 Chairman of the Board, President, and
                                 Chief Executive Officer


                         POWER OF ATTORNEY

     We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and W. Randolph Adams, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                    Title                              Date
         ---------                    -----                              ----


/s/ Thomas H. Jacobsen         Chairman of the Board,              January 31, 1995
- ----------------------------   President, Chief Executive
Thomas H. Jacobsen             Officer, and Director
Principal Executive Officer



/s/ W. Randolph Adams          Senior Executive Vice President     January 31, 1995
- ----------------------------   and Chief Financial Officer
W. Randolph Adams
Principal Financial Officer


                                    - 6 -


         Signature                    Title                              Date
         ---------                    -----                              ----


/s/ Michael T. Nomile          Senior Vice President, Finance      January 31, 1995
- ----------------------------   and Control
Michael T. Nomile
Principal Accounting Officer


/s/ Richard P. Conerly         Director                            January 31, 1995
- ----------------------------
Richard P. Conerly


/s/ Harry M. Cornell, Jr.      Director                            January 31, 1995
- ----------------------------
Harry M. Cornell, Jr.


/s/ Earl K. Dille              Director                            January 24, 1995
- ----------------------------
Earl K. Dille


- ----------------------------   Director                            January --, 1995
J. Cliff Eason


/s/ Bernard A. Edison          Director                            January 25, 1995
- ----------------------------
Bernard A. Edison


/s/ William A. Hall            Director                            January 25, 1995
- ----------------------------
William A. Hall


/s/ Thomas A. Hays             Director                            January 23, 1995
- ----------------------------
Thomas A. Hays


/s/ William G. Heckman         Director                            January 24, 1995
- ----------------------------
William G. Heckman


/s/ James B. Malloy            Director                            January 24, 1995
- ----------------------------
James B. Malloy


/s/ Charles H. Price II        Director                            January 31, 1995
- ----------------------------
Charles H. Price II


/s/ Harvey Saligman            Director                            January 23, 1995
- ----------------------------
Harvey Saligman


                                    - 7 -


         Signature                    Title                              Date
         ---------                    -----                              ----


/s/ Craig D. Schnuck           Director                            January 27, 1995
- ----------------------------
Craig D. Schnuck


/s/ Robert W. Staley           Director                            January 26, 1995
- ----------------------------
Robert W. Staley


/s/ Robert L. Stark            Director                            January 24, 1995
- ----------------------------
Robert L. Stark


/s/ Patrick T. Stokes          Director                            January 31, 1995
- ----------------------------
Patrick T. Stokes


/s/ Francis A. Stroble         Director                            January 24, 1995
- ----------------------------
Francis A. Stroble


/s/ Joseph G. Werner           Director                            January 24, 1995
- ----------------------------
Joseph G. Werner


/s/ John A. Wright             Director                            January 22, 1995
- ----------------------------
John A. Wright

                           EXHIBIT INDEX
                           -------------

Exhibit No.                                                          Page
- -----------                                                          ----

   4.1 Restated Articles of Incorporation of the Company, as amended and currently in effect, filed as
              Exhibit 3(i) to the Company's Quarterly Report on
              Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference.

   4.2 By-Laws of the Company, as amended and currently in effect, filed as Exhibit 3.2 to the Company's
              Registration Statement on Form S-4 (Reg. No. 33-
              57489) and incorporated herein by reference.

   4.3        1994 Stock Incentive Plan filed as Annex B to the
              Company's definitive Proxy Statement for the 1994
              Annual Meeting of Shareholders and incorporated herein by reference.

   4.4        1994 Stock Incentive Plan for Non-Employee
              Directors filed as Annex E to the Company's definitive Proxy Statement for the 1994 Annual
              Meeting of Shareholders and incorporated herein by reference.

   4.5 Rights Agreement, dated as of May 23, 1988, between the Company and Mercantile Bank of St. Louis
              National Association, as Rights Agent, filed as
              Exhibits 1 and 2 of the Company's Registration
              Statement on Form 8-A filed on May 24, 1988, and incorporated herein by reference.

   5.1        Opinion of Thompson & Mitchell.

  23.1        Consent of Thompson & Mitchell (included in Exhibit
              5.1).

  23.2        Consent of KPMG Peat Marwick LLP.

  24 Power of Attorney (included on Signature Page hereto).